February 28, 2020

The Advisors’ Inner Circle Fund III

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 231 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-192858)

Ladies and Gentlemen:

We have acted as counsel to The Advisors’ Inner Circle Fund III (the “Trust”), a Delaware statutory trust, in connection with the above-referenced registration statement (as amended, the “Registration Statement”), which relates to the Trust’s units of beneficial interest, with no par value per share (collectively, the “Shares”), of the following portfolios of the Trust: Chiron Capital Allocation Fund, Chiron SMid Opportunities Fund, Fiera Capital Diversified Alternatives Fund, Investec Global Franchise Fund, Investec Emerging Markets Equity Fund, Knights of Columbus Core Bond Fund (formerly, Catholic Investor Core Bond Fund), Knights of Columbus Limited Duration Fund (formerly, Catholic Investor Limited Duration Fund), Knights of Columbus Large Cap Growth Fund (formerly, Catholic Investor Large Cap Growth Fund), Knights of Columbus Large Cap Value Fund (formerly, Catholic Investor Large Cap Value Fund), Knights of Columbus Small Cap Fund (formerly, Catholic Investor Small Cap Fund), Knights of Columbus International Equity Fund (formerly, Catholic Investor International Equity Fund), Knights of Columbus Long/Short Equity Fund (formerly, Catholic Investor Long/Short Equity Fund), Knights of Columbus U.S. All Cap Index Fund (formerly, Catholic Investor U.S. All Cap Index Fund), Knights of Columbus Global Real Estate Fund (formerly, Catholic Investor Global Real Estate Fund), MetLife Core Plus Fund, MetLife Multi-Sector Fixed Income Fund and PineBridge Dynamic Asset Allocation Fund (the “Funds”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 231 to the Registration Statement (the “Amendment”) with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

(a)	a certificate of the State of Delaware certifying that the Trust is validly existing under the laws of the State of Delaware;

Morgan, Lewis & Bockius llp 1701 Market Street Philadelphia, PA 19103-2921 United States	+1.215.963.5000 +1.215.963.5001

(b)	the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and Amended and Restated By-Laws (the “By-Laws”);

(c)	a certificate executed by James Bernstein, the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Declaration of Trust and By-Laws and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)	a printer’s proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP